                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

                        RELATING TO 2,727,273 SHARES OF
                     SERIES A CONVERTIBLE PREFERRED STOCK

                            EARTHLINK NETWORK, INC.


                       DATED AS OF:  SEPTEMBER 10, 1996



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                                                                          Page 2

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT is made as of September 10, 1996, by and between EARTHLINK NETWORK, INC., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE I hereto, each of which is herein referred to as an "Investor."

    THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.   PURCHASE AND SALE OF STOCK.

        1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

             (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock in the form attached hereto as EXHIBIT A.

             (b) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), set forth opposite such Investor's name on SCHEDULE I hereto for the aggregate purchase price set forth thereon, which shall be equivalent to $5.50 per share.

        1.2 CLOSING. The purchase and sale of the Series A Preferred Stock shall take place at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, at 9:00 A.M., on September 10, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than 1,900,000 of the shares of Series A Preferred Stock sold pursuant hereto agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of the full purchase price therefor by bank check payable to the Company's order or by wire transfer to such account as the Company shall designate, at the option of such Investor. With respect to Invemed Associates, Inc., ("Invemed") payment may be made by applying to the purchase price for the shares being purchased hereunder by Invemed amounts due to Invemed under that certain promissory note in the initial principal amount of $500,000, dated August 21, 1996, issued by the Company to Invemed. No Investor shall be obligated to purchase any shares of Series A Preferred Stock at the Closing unless an aggregate of at least 2,727,273 (2,713,637 shares in the event that the sale of 13,636 shares to North Carolina residents must be delayed to comply with applicable state securities law) shares of Series A Preferred Stock to be sold hereunder pursuant to Section 1.1(b) are purchased concurrently therewith.

        1.3  SUBSEQUENT SALE OF SERIES A PREFERRED STOCK.

             (a) To the extent that any Investor does not comply with its obligations hereunder, until the 30th day immediately following the Closing the Company may sell, to any Investor or to any other person approved by the Board of Directors of the Company, up to the balance of the shares of Series A Preferred Stock to be sold hereunder pursuant to Section 1.1(b) hereof but which are not purchased by such Investors at the Closing, at a price not less than the price per share paid by the Investors herein. In addition, during such 30-day period, the Company may sell 13,636 shares of Series A Preferred Stock to the North Carolina residents referred to in Section 1.2.

             (b) No purchase of any shares of Series A Preferred Stock hereof shall be deemed to have been made pursuant to this Agreement and no rights hereunder shall inure to any such purchaser, unless such purchase is made at the Closing pursuant to Section 1.1(b) hereof or thereafter in accordance with
Section 1.3(a) hereof.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a SCHEDULE OF EXCEPTIONS attached as SCHEDULE II hereto, each of which exceptions shall specifically identify the relevant subparagraph hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

        2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted (described in the preliminary prospectus of the Company, dated June 27, 1996 (the "Prospectus"), attached hereto as EXHIBIT B, heretofore furnished to the Investors). The Company is duly qualified to transact business and is in good standing in each jurisdiction except where the failure so to qualify would not have a material adverse effect on its business, condition (financial or other), results of operations, properties or prospects (a "Material Adverse Effect").

        2.2 CAPITALIZATION. The authorized capital stock of the Company consists, or will consist at or prior to the Closing, of:

             (a) PREFERRED STOCK: 10,000,000 shares of Preferred Stock (the "Preferred Stock"), par value $.01 per share, of which 2,727,273 shares have been designated Series A Preferred Stock. No shares of Preferred Stock, including without limitation any shares of Series A Preferred Stock, are presently issued and outstanding, although up to 2,727,273 shares of Series A Preferred Stock will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Certificate of Designations, Preferences and Rights of Series A Preferred Stock attached hereto as EXHIBIT A.


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                                                                          Page 4


             (b) COMMON STOCK: 50,000,000 shares of Common Stock of which 11,970,465 shares are issued and outstanding and are owned by the persons and in the amounts specified in SCHEDULE III hereto.

             (c) Except for the conversion or exercise privileges of the Series A Preferred Stock to be issued under this Agreement and the Warrants, a form of which is attached as EXHIBIT E hereto, 2,625,000 shares of Common Stock reserved for issuance upon the exercise of options granted to employees, directors or consultants, 1,338,305 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, and 723,333 shares of Common Stock reserved for issuance upon the exercise of warrants the Company may issue pursuant to outstanding agreements, there are not outstanding, nor are there any agreements or understandings to issue in the future, any options, warrants, rights for (including conversion or preemptive rights), nor are there or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as provided in that certain Buy-Sell Agreement dated June 10, 1994 among the Company, Sky Dayton, Reed Slatkin and Kevin O'Donnell, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock in favor of the Company. All holders of options and warrants, together with exercise prices, vesting provisions and termination dates of their respective options and warrants, are listed in
SCHEDULE III hereto.

        2.3 SUBSIDIARIES. The Company does not presently own any equity interest in any other corporation, association, or other business entity.

        2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the agreements listed in Section
4.7 and attached as exhibits hereto (such agreements being herein referred to as the "Ancillary Agreements"), the performance of all obligations of the Company under each of this Agreement and the Ancillary Agreements, and the authorization, issuance (or reservation for issuance) and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute (or will constitute upon the execution thereof) the valid and legally binding obligations of the Company and each of the other parties thereto (other than the Investors), enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

        2.5  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

             (a) The Series A Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof or thereof, will be duly authorized and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations of the Investors in this Agreement, will be issued in compliance

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                                                                          Page 5

with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been or, as of the Closing, will be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock shall be duly and validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations of the Investors in this Agreement, will be issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series A Preferred Stock hereunder.

             (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws, subject to such exceptions relating to certain issuances that will not individually or in the aggregate have a Material Adverse Effect.

        2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of the Company is required in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby or thereby, except for filings under the Blue Sky laws of such states where such filings are required and the filing of a Form D with the Securities and Exchange Commission, which filings have been made or will be timely made, as appropriate.

        2.7 LITIGATION. Except as set forth in the SCHEDULE OF EXCEPTIONS, and except for matters involving claims by individual customers of the Company relating to termination or service interruption that will not, individually or in the aggregate, have a Material Adverse Effect, there is no action, suit, proceeding or investigation pending or currently threatened against the Company of any nature whatsoever, including without limitation any action, suit, proceeding, arbitration, claim or investigation which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby, nor is the Company aware that there is any basis for the foregoing. The foregoing also includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, arbitration, claim or investigation by the Company currently pending or which the Company intends to initiate.

        2.8 INTELLECTUAL PROPERTY. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (the foregoing, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted as described in the Prospectus without any conflict with or infringement of the rights of others. A list of all patents, patent applications, trademarks, service marks, tradenames, and copyrights other than common law marks and unregistered copyrights owned by the Company is set forth in the SCHEDULE OF EXCEPTIONS. There


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                                                                          Page 6

are no outstanding options, licenses, or agreements of any kind to which the Company is a party or by which it is bound relating to any Intellectual Property, whether owned by the Company or another person or entity, except as set forth in the SCHEDULE OF EXCEPTIONS and except for rights granted by the Company to third parties for the distribution, resale, marketing or bundling of its products and services. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property or other proprietary rights of any other person or entity except as set forth in the SCHEDULE OF EXCEPTIONS. The Company has no knowledge that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not presently utilize or intend to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

        2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance with each, and is not in violation, breach or default of any, provision of its Certificate of Incorporation or By-Laws, or any judgment, order, writ, or decree, or any material contract, agreement, instrument or commitment to which it is a party or by which it or its properties is bound, or provision of any statute, rule or regulation applicable to the Company, its assets or its business (except, with respect to statutes, rules or regulations, for such violations that, individually or in the aggregate, would not have a Material Adverse Effect). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or breach or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation or any lien, charge or encumbrance upon any assets of the Company except such as would not, individually or in the aggregate, have a Material Adverse Effect.

        2.10  AGREEMENTS.

             (a) Except for agreements explicitly contemplated hereby and except as set forth in the SCHEDULE OF EXCEPTIONS, there are no binding agreements between the Company and any of its officers, directors, affiliates, employees, former employees or shareholders.

             (b) Except as set forth in the SCHEDULE OF EXCEPTIONS, there are no binding agreements to which the Company is a party or by which it is bound which involve obligations of, or payments to, the Company in excess of $200,000.

        2.11 REGISTRATION RIGHTS. Except as set forth in the SCHEDULE OF EXCEPTIONS, the

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                                                                          Page 7

Company has not granted or agreed to grant any registration rights, including without limitation piggyback rights, to any person or entity. Notwithstanding anything contained in the SCHEDULE OF EXCEPTIONS, the Company is not obligated to include securities of the Company held by any person or entity in an initial public offering of the Company's common stock pursuant to any grant or agreement to grant registration rights to any person or entity except for registration rights with respect to 13,334 shares of Common Stock.

        2.12 TITLE TO PROPERTY AND ASSETS. The Company has good and marketable title to its material property and assets, free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use or the value of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases, enjoys peaceful and undisturbed possession thereunder, and holds a valid leasehold interest free of any material liens, claims or encumbrances.

      2.13 FINANCIAL STATEMENTS. Contained in the Prospectus, which is attached hereto as EXHIBIT B, is (a) an audited balance sheet at December 31, 1994 and 1995 and statements of operations, cash flows and stockholders' equity for the period from May 26, 1994 through December 31, 1994 and the year ended December 31, 1995, and (b) an unaudited balance sheet at March 29, 1996 (the "Balance Sheet"), unaudited statements of operations and cash flows for the three months ended March 31, 1995 and March 29, 1996 and unaudited statements of stockholders' equity for the three months ended March 29, 1996. In addition, attached hereto as EXHIBIT C are (c) an unaudited balance sheet at June 28, 1996, unaudited statements of operations and cash flows for the three and six months ended June 30, 1995 and June 28, 1996 and unaudited statements of stockholders' equity for the six months ended June 28, 1996 (all of the financial statements referenced in (a), (b) and (c) are collectively referred to herein as the "Financial Statements"). The Financial Statements (x) have been prepared in accordance with the books and records of the Company, which books and records, in reasonable detail, accurately and fairly reflect the transactions and disposition of assets of the Company, (y) present fairly the financial position of the Company at the date or dates therein indicated and the results of operations for the periods therein specified, and (z) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods indicated and with each other, except, with respect to the statements referred to in (b) or (c) for the omission of notes thereto as permitted pursuant to Regulation S-X promulgated by the Securities and Exchange Commission. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to June 28, 1996 and obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        2.14 CHANGES. There has not been, since June 28, 1996 with respect to the matters set forth in (a)-(c) below, and since March 29, 1996 with respect to the matters set forth


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                                                                          Page 8

in (d)-(h) below:

        (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

        (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any capital stock of the Company;

        (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

        (d) any waiver by the Company of a valuable right or of a material debt owed to it;

        (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

        (f) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

        (g) any material change in any compensation arrangement or agreement with any employee; or

        (h) to the Company's knowledge, any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect.

        2.15 EMPLOYEE BENEFIT PLANS. Except as set forth in the SCHEDULE OF EXCEPTIONS, the Company has no pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization or similar plans or arrangements maintained for the benefit of, or relating to, present or former officers, directors or employees. The Company does not have any employee benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        2.16 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the SCHEDULE OF EXCEPTIONS. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the dates thereof.


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        2.17  INSURANCE.  The Company has in full force and effect (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed, and (ii) such other insurance policies as are listed in the SCHEDULE OF EXCEPTIONS.

        2.18 MINUTE BOOKS. The minute books of the Company provided to Morgan, Lewis & Bockius LLP contain a complete summary of all meetings of directors and stockholders since the time of incorporation and all meetings of directors and stockholders of the Company's predecessor corporation, EarthLink Network, Inc., a California corporation, and reflect all transactions referred to in such minutes or records accurately in all material respects.

        2.19 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in the SCHEDULE OF EXCEPTIONS, the employment of each employee of the Company is terminable at the will of the Company without further liability of the Company to such employee except for the payment of such employee's normal salary accrued but not paid through the date of such termination.

        2.20 ENVIRONMENTAL MATTERS. To the Company's knowledge, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and the Company is not aware of any pending investigation which might lead to such a claim.

        2.21 DISCLOSURE. The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, nor any other agreement, document, certificate or written statement furnished to the Investors or Morgan, Lewis & Bockius LLP by or on behalf of the Company in connection with the transactions contemplated hereby (including without limitation, the Financial Statements, the Prospectus, and the Exhibits and


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                                                                         Page 10

Schedules hereto) when read together contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; except that, with respect to any financial projections submitted to the Investors, the Company represents and warrants only that such financial projections were prepared in good faith based on reasonable assumptions and are not inconsistent with any other projections prepared by or for the Company or reflected in any internal Company plans, budgets or forecasts. To the best of the Company's knowledge, the particular financial projections submitted to the Investors, based upon the investment in the Series A Preferred Stock contemplated hereby, fairly present its management's good faith estimates as of the date of this Agreement.

        2.22 TERMINATION OF LETTER AGREEMENT. The Company has terminated its letter agreement with New Media Group dated August 7, 1996, and has no obligations or liabilities of any nature whatsoever to New Media Group, its partners, directors, officers, employees, agents, successors or assigns arising under such letter agreement or the termination thereof except as set forth in the Termination Agreement with New Media Group dated September 9, 1996, a true and correct copy of which has been furnished to the Investors or Morgan, Lewis & Bockius LLP.

    3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, severally with respect to such Investor but not jointly nor with respect to any other Investor, hereby represents and warrants that:

        3.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Series A Preferred Stock to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, but subject to the ability of such of the Investors as may be partnerships to to its partners and any of the Investors to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Act")) of such Investor.

        3.3 DISCLOSURE OF INFORMATION. Each Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

        3.4 INVESTMENT EXPERIENCE. Each Investor is an experienced investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. Each Investor also represents it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act.

        3.5 RESTRICTED SECURITIES. Such Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act and applicable state securities laws, except in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Each Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement as described below. Each Investor understands that no public market now exists for the Series A Preferred Stock and that it is uncertain whether a public market will ever exist for the Series A Preferred Stock.

        3.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series A Preferred Stock or Common Stock issuable upon conversion thereof unless and until:

             (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

             (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 by an Investor except in unusual circumstances.

             (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor (i) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or (ii) to an affiliate of such Investor, or (iii) that is an individual to any member of his immediate family, trusts for the benefit of the Investor or his immediate family members or partnerships of which the Investor or his immediate family members are partners or (iv) to any charitable trusts or foundations established by the holder (and in the case of Quantum Industrial Partners LDC, to any investment vehicle managed by Soros Management or any successors), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder. Moreover, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor at any time after the provisions of subparagraph (k) of Rule 144 are applicable to an Investor or transferee thereof. Notwithstanding the foregoing, no such transfers will be permitted to the extent that such a transfer violates applicable securities law or regulation.

        3.7 LEGENDS. It is understood that the certificates evidencing the Series A Preferred Stock (and the Common Stock issuable upon conversion or exercise thereof) may bear the following legend as well as any other legends as may be required by applicable law:

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

        3.8 ACCURACY OF CERTAIN INFORMATION. The state or country of each individual Investor's residence or principal office, as appropriate, is accurately reflected on the signature page hereto, and, unless otherwise noted, is the same state as in the address included on the signature page.

    4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

        4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 COMPLIANCE CERTIFICATE. If the Closing does not occur simultaneously with the execution of this Agreement, the President of the Company shall deliver to each Investor at the Closing an accurate certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that the representations and warranties of the Company are true and correct on the date of Closing as if made on the date of Closing.

        4.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and Morgan, Lewis & Bockius LLP, counsel to Quantum Industrial Partners LDC, Invemed and certain of their associates, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.5 BOARD OF DIRECTORS. The directors of the Company shall consist of the following persons: Sky D. Dayton, Charles G. Betty, Sidney Azeez, Robert M, Kavner, Linwood A. Lacy, Jr., Kevin M. O'Donnell, Reed E. Slatkin and Robert Zangrillo.

        4.6 BUSINESS AND LEGAL REVIEW. The Investors and Morgan, Lewis & Bockius LLP shall have completed a business and legal review of the Company, which reasonably meets with their satisfaction.

        4.7 CERTAIN ANCILLARY AGREEMENTS. The Registration Rights Agreement in the form attached as EXHIBIT D shall have been executed by the respective parties identified on such Exhibits other than such Investor, and the Warrant in the form attattached as EXHIBIT E shall have been issued to the parties listed in such EXHIBIT E.

        4.8 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Hunton & Williams, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT F.

        4.9 BLUE SKY COMPLIANCE. The Company shall have complied with all requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Series A Preferred Stock to the Investors hereunder.

    5. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to each of the Investors under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions by each of the Investors:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in this Agreement are true and correct in all material respects as of the Closing as if made on and as of the date of such Closing.

        5.2 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered to the Company, in the aggregate, the Purchase Price for at least 2,727,273 shares of Series A Preferred Stock (2,713,637 shares in the event that the sale of 13,636 share to North Carolina residents must be delayed to comply with applicable state securities law).

        5.3 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto other than the Company, its officers and directors.

    6.  COVENANTS OF THE COMPANY.

        6.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to Quantum Industrial Partners LDC and to Invemed (or their respective designated representatives):

             (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, statements of operations, cash flow and stockholders' equity for such fiscal year and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

             (b)  as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of operations, cash flow and stockholders' equity for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with GAAP;

             (c) within thirty (30) days of the end of each month, unaudited statements of operations and cash flow for such month and an unaudited balance sheet as of the end of such month, in reasonable detail and prepared in accordance with GAAP, together with an analysis by management of the Company's financial condition and results of operations during such period and explanation by management of any differences between such condition or results and the budget and business plan for such period;

             (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

             (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 6.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to normal year-end audit adjustment, and certifying that such officer has reviewed the provisions of this Agreement and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof;

             (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated to provide any information which it reasonably considers to be a trade secret the disclosure of which the Company reasonably believes may adversely affect its business.

             6.2 INSPECTION; OBSERVER RIGHTS. The Company shall permit each Investor (so long as such Investor holds shares of Series A Preferred Stock or shares of Common Stock issued upon conversion thereof, that represent, in the aggregate, at least 5% of total number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock purchased hereunder by the Investors, adjusted to reflect subsequent changes after the date hereof in the number of shares of Common Stock outstanding by reason of stock dividends, stock splits or recapitalization or the like), to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information which it reasonably considers to be a trade secret the disclosure of which the Company reasonably believes may adversely affect its business. The Company will give each of Quantum Industrial Partners LDC and Invemed (or their respective designated representatives) not less than three days' prior written notice of each meeting of the Board of Directors of the Company and of any other committee or group exercising responsibilities comparable to those exercised by the Board of Directors, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed thereat and inviting each such Investor (or such representative) to attend and participate therein (without, however, a right to vote thereat in such capacity). In connection with proposed actions by unanimous consent in writing, copies of the proposed form of unanimous consent shall be transmitted to Quantum Industrial Partners LDC and Invemed at the time and in the manner transmitted to the Board of Directors.

        6.3 EMPLOYEE STOCK ISSUANCES. The Company covenants and agrees that it shall not issue, or grant options with respect to, any securities to employees unless the amount and terms of each such issuance or grant shall first have been approved by the Compensation Committee constituted as specified in by Section 6.5(j) hereof.

        6.4 BOARD OF DIRECTORS. The Company shall use its best efforts to maintain a Board of Directors consisting of not more than nine persons, one of whom shall be elected by the holders of Series A Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock. The Company shall promptly reimburse such director or the director elected by holders of Series A Preferred Stock for any reasonable expenses incurred by him in connection with his activities as a director of the Company. The Company shall indemnify such director against liability to the fullest extent permitted by applicable law. The Company shall use its best efforts to hold meetings of its Board of Directors not less than once every three months.

        6.5 OTHER AFFIRMATIVE COVENANTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe, and cause each of its subsidiaries in existence from time to time to observe and perform, the following covenants and provisions, unless, with respect to a specific transaction, a waiver of certain specified provisions of this Section 6.5 in connection solely with such transaction is given by the affirmative vote of the holders of no less than 60% of the outstanding shares of Series A Preferred Stock voting as a separate class:

             (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves (segregated to the extent required by generally accepted accounting principles), if any, with respect thereto; and pay, when due, or in conformity with customary trade terms but not later than 90 days from the due date, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books sufficient reserves (segregated to the extend required by generally accepted accounting principles), if any, with respect thereto.

             (b) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

             (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties; and preserve and maintain all licenses and other rights to use Intellectual Property owned or possessed by it and deemed by the Company to be necessary or useful to the conduct of its business; provided, however, that nothing herein shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises that in the reasonable judgment of its Board of Directors can no longer be exercised in its best interests.

             (d) COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

             (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

             (f) MAINTENANCE OF PROPERTIES. Maintain and preserve all of its material properties and assets, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

             (g) BUDGETS APPROVAL. Prior to the commencement of each fiscal year commencing after the date hereof, prepare and submit to, and obtain approval by the Board of Directors of, monthly capital and operating expense budgets, cash flow projections, profit and loss projections, and a business plan. The Company shall not enter into any material activity not envisioned by the budget and business plan except as authorized by the Board of Directors.

             (h) FINANCINGS. Promptly, fully and in detail, inform the Board of Directors of any discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other person, except for minor financings of less than $200,000 which do not include as a feature thereof any right to acquire any of the equity securities of the Company.

             (i) COMPENSATION. Prepare and submit to, and obtain the approval of, the Compensation Committee of the Board of Directors (which shall consist of four members of the Board of Directors of which at least one member shall be a director elected by the holders of the Series A Preferred Stock and the other three members shall be persons who are not employees of the Company) of compensation for Company officers.

        6.6 CERTAIN NEGATIVE COVENANTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply with and observe the following negative covenants and provisions and will not, unless, with respect to a specific transaction, a waiver of certain specified provisions of this Section 6.6 in connection solely with such transaction is given by the affirmative vote of the holders of no less than 60% of the outstanding shares of Series A Preferred Stock voting as a separate class:

             (a) DEALINGS WITH AFFILIATES. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families except in the ordinary course of business and on terms not less favorable to the Company than it would obtain in a transaction between unrelated parties.

             (b) CHANGE IN NATURE OF BUSINESS. Make, or permit any material change in the nature of its business as carried on at the date hereof or as contemplated in the Prospectus.

             (c) ACQUISITION OF SHARES BY THE COMPANY. Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purchase), any share or shares of any equity security of the Company.

        6.7 TERMINATION OF CERTAIN COVENANTS. The covenants set forth in subsections 6.1(c), (d), (e) and (f), and Sections 6.2, 6.3, 6.4, 6.5, and 6.6
shall terminate as to Investors and be of no further force or effect upon the consummation of a public offering of the Common Stock with a minimum offering price per share of $8.00 (adjusted to reflect changes after the Closing in the number of shares of Common Stock outstanding by reason of stock dividends, stock splits or recapitalizations or the like) and net proceeds to the Company of not less than $20 million.

    7.  MISCELLANEOUS.

        7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period ending on the later of one year from Closing or 90 days following receipt by each Investor of audited financial statements for the fiscal year ended December 27, 1996 and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company. The termination of such provisions shall not constitute a waiver of the Company's or the Investors' compliance with applicable law.

        7.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York.

        7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

        7.6 PRONOUNS. Whenever from context it appears appropriate, pronouns stated in one gender shall include the masculine, the feminine and the neuter.

        7.7 NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate (in the case of the Investors, upon ten days' advance written notice to the Company, in the case of the Company upon ten days' advance notice to the Investors), and shall be deemed to have been duly delivered (a) when delivered by hand, if personally delivered,
(b) if sent by mail to a party whose address is in the same country as the sender, three days after being deposited in the mail, postage prepaid, (c) if sent by facsimile transmission on a Business Day, when receipt is acknowledged or, if sent on a day that is not a Business Day, on the next Business Day following the day on which receipt is acknowledged, (d) if sent by a recognized commercial delivery service that guarantees delivery on the following Business Day with respect to such notice (e.g., Federal Express, United Parcel Service), on the Business Day following delivery to such service and (e) if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (i) being telecopied and (ii) delivery to such courier. As used herein, the term "Business Day" means any day other than a Saturday, Sunday, or a day on which banks in the State of California or New York are required or permitted to close.

        7.8 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        7.9 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all reasonable costs and expenses incurred by the Investors with respect to the negotiation, execution, delivery and performance of this Agreement, including without limitation, the reasonable fees and expenses of Morgan, Lewis & Bockius LLP, special counsel for the Quantum Industrial Partners, Invemed Associates, Inc. and certain of their associates.

        7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of shares of Series A Preferred Stock (or Common Stock issuable upon conversion of such shares) that represent at least 60% of the total number of shares of Common Stock issued or issuable upon conversion of all of the Series A Preferred Stock sold to the Investors pursuant to this Agreement. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 4 hereof may be waived with respect to any Investor who does not consent thereto.

        7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.12 AGGREGATION OF STOCK. All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        7.13 EFFECTIVENESS. This Amended and Restated Stock Purchase Agreement shall be effective when it is signed by or on behalf of the holders of shares of Series A Preferred Stock that represent at least 60% of the total number of shares of Common Stock issuable upon conversion of all of the Series A Preferred Stock sold to the Investors pursuant to this Agreement.

     IN WITNESS WHEREOF, the undersigned holders of shares of Series A Preferred Stock that represent at least 60% of the total number of shares of Common Stock issuable upon conversion of all of the Series A Preferred Stock sold to the Investors pursuant to this Agreement have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Amended and Restated Agreement as of the date first above written.

The Company:                 EARTHLINK NETWORK, INC.


                             By:
                             Title:  President and CEO
                             Address: 3100 New York Drive
                                      Pasadena, CA  91107


The Investors:
                             QUANTUM INDUSTRIAL PARTNERS LDC


                             By:
                             Title:
                                     Kaya Flamboyan 9
                                     Willemstad, Curacao
                                     Netherlands Antilles

                             With copy to:  Soros Fund Management
                                            888 Seventh Avenue
                                            New York, New York  10106
                                            Attention:  Michael C. Neus, Esquire


                             LLOYD E. CAMPBELL
                                44 Greenway Terrace
                                Forest Hills Garden, NY 11375


                             STANLEY F. DRUCKENMILLER
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106

                             ARMINIO FRAGA
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106
                                State of Residence:  New Jersey


                             GARY S. GLADSTEIN
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106
                                State of Residence:  Connecticut


                             ROBERT K. JERMAIN
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106
                                State of Residence:  Connecticut


                             THOMAS W. KEAVENEY
                                10 Wagon Way
                                Holmdel, NJ 07733


                             ELIZABETH R. LARSON
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106

                             PAUL McNULTY
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106



                             MICHAEL C. NEUS
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106
                                State of Residence:  New Jersey


                             SEAN C. WARREN
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106


                             TRUST FOR ALEXANDER G. SOROS UNDER
                             GEORGE SOROS 1982 PRIVATE LEAD TRUST
                             DATED AS OF APRIL 1, 1982


                             By: ___________________________________
                                 TRUSTEE


                             TRUST FOR ANDREA SOROS UNDER
                             GEORGE SOROS 1982 PRIVATE LEAD TRUST
                             DATED AS OF APRIL 1, 1982


                             By: ___________________________________
                                 TRUSTEE

                             TRUST FOR GREGORY SOROS UNDER
                             GEORGE SOROS 1982 PRIVATE LEAD TRUST
                             DATED AS OF APRIL 1, 1982


                             By: ___________________________________
                                 TRUSTEE


                             TRUST FOR JONATHAN SOROS UNDER
                             GEORGE SOROS 1982 PRIVATE LEAD TRUST
                             DATED AS OF APRIL 1, 1982


                             By: ___________________________________
                                 TRUSTEE


                             TRUST FOR ROBERT SOROS UNDER
                             GEORGE SOROS 1982 PRIVATE LEAD TRUST
                             DATED AS OF APRIL 1, 1982


                             By: ___________________________________
                                 TRUSTEE

                             GEORGE SOROS
                                c/o Soros Fund Management
                                888 Seventh Avenue
                                New York, New York  10106


                             INVEMED ASSOCIATES, INC.


                             By:
                             Title:
                                    22nd Floor
                                    375 Park Avenue
                                    New York, New York  10152

                             CRISTINA H. KEPNER
                                c/o Invemed Associates, Inc.
                                22nd Floor
                                375 Park Avenue
                                New York, New York 10152


                             G. ALLEN MEBANE
                                c/o UNIFI, INC.
                                7201 West Friendly Road
                                Greensboro, North Carolina  27410


                             JONATHAN PLUTZIK
                                312 West 102nd Street
                                New York, NY 10025


                             THOMAS L. TEAGUE
                                c/o Steve Dula
                                Salem Nationalease, Corp.
                                245 Charlois Blvd.
                                Winston-Salem, North Carolina  27103

                             ANDREW R. TAUSSIG
                                c/o CS First Boston Corporation
                                Park Avenue Plaza
                                55 East 52nd Street
                                New York, New York  10055


                             HARRIS BERENHOLZ
                                c/o Invemed Associates, Inc.
                                22nd Floor
                                375 Park Avenue
                                New York, New York  10152


                             CARLISLE JONES
                                c/o Invemed Associates, Inc.
                                22nd Floor
                                375 Park Avenue
                                New York, New York  10152


                             BALDWIN SMITH
                                c/o Invemed Associates, Inc.
                                22nd Floor
                                375 Park Avenue
                                New York, New York  10152


                             GREG ABBOTT
                                312 We1200 Kessler Drive
                                Aspen, CO 81611

                             STEPHEN ABRAMS
                                803 East Hyman
                                Aspen, CO 81611


                             ALAN ANDREINI
                                6111 North River Road
                                Rosemont, IL 60018


                             SYDNEY AZEEZ
                                207 Ridge Road
                                Jupiter, FL 33477


                             GARRY BETTY
                                125 N. Devereux Court
                                Atlanta, GA 30327


BOSTON INTERNATIONAL         BOSTON INTERNATIONAL
 PARTNERS, L.P., II           PARTNERS, L.P.


By:_______________________             By:
Name:_____________________             Name:
Title:____________________             Title:
       12th Floor                             12th Floor
       250 Park Avenue                        250 Park Avenue
       New York, NY  10177                    New York, NY 10177


                             TOM DiBENEDETTO
                             84 State Street
                             Boston, MA 02109

                             STEVE DIETZ
                                2121 Avenue of the Stars
                                Suite 3000
                                Los Angeles, CA  90067


                             INTERNET TECHNOLOGY VENTURES


                             By:
                             Name:
                             Title:
                                    101 West 67th Street, PH2A
                                    New York, NY 10023


                             CHIP LACY
                                2304 Cranborne Road
                                Midlothian, VA 23113


                             STEVE LEBOW
                                2121 Avenue of the Stars
                                Suite 3050
                                Los Angeles, CA  90067


                             BOB LONDON
                                212 Aurora Drive
                                Montecito, CA 93108

                             FRANK MALOOF
                                2669 Mercedes Drive
                                Atlanta, GA 30345


                             STEVE MALOOF
                                2669 Mercedes Drive
                                Atlanta, GA 30345


                             RICHARD McMULLIN
                                c/o Reed Slatkin
                                890 N. Kellogg Avenue
                                Santa Barbara, CA 93111


                             MINDFUL PARTNERS


                             By:
                             Name:
                             Title:
                                    591 Redwood Highway
                                    Suite 5285
                                    Mill Valley, CA 94941

                             DAVID O'DONNELL
                                9933 Beverly Grove Drive
                                Beverly Hills, CA 90210


                             KEVIN O'DONNELL
                                9933 Beverly Grove Drive
                                Beverly Hills, CA 90210



                             WILLIAM PLUMMER
                                Suite 900
                                300 South Wacker Drive
                                Chicago, IL 60606


                             JANICE ROBINSON
                                45 East 89th Street
                                New York, NY 10028


                             JOSEPH ROBINSON
                                305 Second Avenue
                                New York, NY 10003


                             FRAN SALDUTTI
                                39th Floor
                                200 Park Avenue
                                New York, NY 10166

                             SUSAN SCHNABEL
                                2121 Avenue of the Stars
                                Suite 3050
                                Los Angeles, CA  90067


                             YVES SISTERONE
                                2121 Avenue of the Stars
                                Suite 3050
                                Los Angeles, CA  90067


                             REED SLATKIN, FBO BRET SLATKIN
                                890 N. Kellogg Avenue
                                Santa Barbara, CA 93111


                             REED SLATKIN, FBO JUSTIN SLATKIN
                                890 N. Kellogg Avenue
                                Santa Barbara, CA 93111


                             REED SLATKIN
                                890 N. Kellogg Avenue
                                Santa Barbara, CA 93111

                             RON STEWART
                                44 Blackland Road
                                Atlanta, GA  30342

                             STORIE PARTNERS

                             By:
                             Name:
                             Title:
                                    Suite 1350
                                    One Bush Street
                                    San Francisco, CA 94104


                             DONALD TORESCO
                                170 Route 22
                                Springfield, NJ 07081


                             ___________________________________
                             CARLO CANNELL
                                60 Ridge Way
                                Point-of-Woods, NY  11706


                             EASTERN STATES REINSURANCE CO.


                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                                c/o Andrea Karison
                                170 Route 22
                                Springfield, NJ  07081

                             ___________________________________

                             JAMES WALTON
                                3412 Oleander Way
                                Gulf Stream, FL 33483



                             HARDING WILLINGER
                                324 E 1 Bravo Way
                                Palm Beach, FL  33480


                             BRINTON YOUNG
                                2041 N. Altadena
                                Altadena, CA 91001




                             For purposes of Section 7.13 only:

                             SHARES HELD IN VOTING TRUST, pursuant to that certain Voting Trust Agreement effective June 10, 1995.


                             REED SLATKIN, Trustee


                             KEVIN O'DONNELL, Trustee

THE FOLLOWING SCHEDULES AND EXHIBITS WILL BE PROVIDED UPON REQUEST:

SCHEDULE I     Schedule of Investors

SCHEDULE II    Schedule of Exceptions to Representations,
               Financial Statements

SCHEDULE III   List of Stockholders

EXHIBIT A      Certificate of Designation Preferences and Rights of Series A
               Convertible Preferred Stock

EXHIBIT B      Preliminary Prospectus, dated June 27, 1996

EXHIBIT C      Unaudited balance sheet at June 28, 1996, unaudited statements of operations and cash flows for the three and six month periods ended June 28, 1996, and unaudited statement of stockholders' equity for the six months ended June 28, 1996.

EXHIBIT D      Registration Rights Agreement

EXHIBIT E      Form of Warrant

EXHIBIT F      Opinion of Company Counsel

                                  SCHEDULE I

A.   SFM Investors


NAME                                        NUMBER OF SHARES OF     PURCHASE PRICE
                                         SERIES A PREFERRED STOCK
-----------------------------------------------------------------------------------
Quantum Industrial Partners LDC                   1,212,727         $  6,669,998.50

Lloyd E. Campbell                                     1,364                7,502.00

Stanley F. Druckenmiller                             45,455              250,002.50

Arminio Fraga                                         4,546               25,003.00

Gary S. Gladstein                                    13,636               74,998.00

Robert K. Jermain                                     4,546               25,003.00

Thomas W. Keaveney                                    1,364                7,502.00

Elizabeth R. Larson                                  11,818               64,999.00

Paul McNulty                                            909                4,999.50

Michael C. Neus                                         909                4,999.50

Sean C. Warren                                        3,636               19,998.00

Trust for Alexander G. Soros Under                   18,182              100,001.00
George Soros 1982 Private Lead Trust
Dated as of April 1, 1982

Trust for Andrea Soros Under George                  18,182              100,001.00
Soros 1982 Private Lead Trust Dated
as of April 1, 1982

Trust for Gregory Soros Under George                 18,182              100,001.00
Soros 1982 Private Lead Trust Dated
as of April 1, 1982


                                                                         Page 36

Trust for Jonathan Soros Under George                18,182         $    100,001.00
Soros 1982 Private Lead Trust Dated
as of April 1, 1982

Trust for Robert Soros Under George                  18,182              100,001.00
Soros 1982 Private Lead Trust Dated
as of April 1, 1982

George Soros                                        429,090            2,359,995.00

Invemed Associates, Inc.                             90,909              499,999.50

Cristina H. Kepner                                    9,091               50,000.50

G. Allen Mebane                                       9,091               50,000.50

Jonathan Plutzik                                      2,727               14,998.50

Thomas L. Teague                                      4,545               24,997.50

Andrew R. Taussig                                     7,273               40,001.50

Harris Berenholz                                      4,545               24,997.50

Carlisle Jones                                        4,545               24,997.50

Baldwin Smith                                         4,545               24,997.50



B.   Other Investors


NAME                                        NUMBER OF SHARES OF     PURCHASE PRICE
                                         SERIES A  PREFERRED STOCK
-----------------------------------------------------------------------------------

Greg Abbott                                          30,000         $    165,000.00

Steve Abrams                                         18,182              100,001.00

Alan Andreini                                        18,182              100,001.00


                                                                         Page 37


Sydney Azeez                                         30,000         $    165,000.00

Garry Betty                                          10,000               55,000.00

Boston International Partners, L.P.                  11,363               62,496.50

Boston International Partners, L.P. II               11,364               62,502.00

Carlo Cannell                                         4,000               22,000.00

Tom DiBenedetto                                      22,727              124,998.50

Steve Dietz                                           4,545               24,997.50

Eastern States Reinsurance Company                   36,364              200,002.00

Internet Technology Ventures                         90,909              499,999.50

Chip Lacy                                            20,000              110,000.00

Steve Lebow                                           4,546               25,003.00

Bob London                                           20,000              110,000.00

Frank Maloof                                         10,000               55,000.00

Steve Maloof                                         10,000               55,000.00

Richard McMullin                                      9,091               50,000.50

Mindful Partners                                     11,818               64,999.00

David O'Donnell                                       1,818                9,999.00

Kevin O'Donnell                                      18,182              100,001.00

Bill Plummer                                         18,182              100,001.00

Janice Robinson                                      13,637               75,003.50


                                                                         Page 38


Joseph Robinson                                       4,545         $     24,997.50

Fran Saldutti                                         4,545               24,997.50

Susan Schnabel                                        4,545               24,997.50

Yves Sisteron                                         4,546               25,003.00

Reed Slatkin, FBO Bret Slatkin                        1,818                9,999.00

Reed Slatkin, FBO Justin Slatkin                      1,818                9,999.00

Reed Slatkin                                         74,911              412,010.50

Ron Stewart                                           2,000               11,000.00

Storie Partners                                     181,818              999,999.00

James Walton                                         39,091              215,000.50

Harding Willinger                                     4,545               24,997.50

Brinton Young                                        20,000              110,000.00
